Exhibit 99.2
                         FORM 4 JOINT FILER INFORMATION

          (Attachment to Form 4 in accordance with instruction 4(b)(v))

   Check this box if no longer subject to Section 16: [ ]

   Name and Address:                          Oracle Associates, LLC
                                              200 Greenwich Avenue, 3rd Floor
                                              Greenwich, CT 06830

   Issuer and Ticker Symbol:                  Mediware Information Systems, Inc.
                                              (MEDW)

   Date of Earliest Transaction:              8/22/05

   Relationship to Issuer:                    10% Owner

   Designated Filer:                          Larry N. Feinberg

   TABLE I INFORMATION
   Title of Security:                         Common Stock
   Transaction Date:                          ---
   Transaction Code:                          ---
   Securities Disposed:                       ---
   Acquired or Disposed:                      ---
   Ownership Form:                            I
   Amount Beneficially Owned After
     Transaction                              962,300
   Nature of Indirect Beneficial Ownership    (3)


   Signature:                                 ORACLE ASSOCIATES, LLC


                                              By:  /s/ Larry N. Feinberg
                                                  --------------------------
                                                  Name:  Larry N. Feinberg
                                                  Title: Managing Member

   Date:                                      August 24, 2005